EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement"), dated as of June 15, 2005, is entered into by and among Decorize, Inc., a Delaware corporation (the "Company"), SRC Holdings Corporation, a Missouri corporation ("SRC"), and Quest Capital Alliance, L.L.C., a Missouri limited liability company ("Quest," and collectively with SRC, the "Purchasers").

WHEREAS, the Company proposes to issue and sell to Purchasers for cash, an aggregate 1,875,000 shares of common stock, $.001 par value, of the Company ("Common Stock"), and to issue amended and restated Warrants in replacement of outstanding warrants held by Purchasers for the purchase of an aggregate 4,807,143 shares of Common Stock (the "Warrants"), on the terms and conditions set forth below;

WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended from time to time (the "Securities Act"), with respect to the shares of Common Stock, including those issuable upon exercise of Warrants or conversion of the Preferred Stock, that are being issued to Purchasers pursuant to this Agreement;

WHEREAS, on or about January 12, 2005, SRC executed a $750,000 commercial guaranty (the "Guaranty") in favor of Bank of America, N.A. ("BoA") to secure a new line of credit the Company was obtaining from BoA, and Quest agreed to reimburse SRC for a portion of any payment made under the Guaranty; and in consideration of the commitments of SRC and Quest with respect to the Guaranty, the Company entered into a letter agreement dated January 14, 2005 (the "Letter Agreement"), providing for it to issue certain securities to the Purchasers; and

WHEREAS, the Letter Agreement provides that if BoA executes on the Guaranty and requires SRC and Quest to pay the full $750,000 due under the Guaranty, then the Purchasers would be entitled to receive an aggregate 1,875,000 shares of Common Stock, and the Company proposes to issue Purchasers those shares of Common Stock for the payment of $750,000, in order that it may use the proceeds to obtain a release of the Guaranty.

NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01 The terms defined in this Section 1.01 shall have for all purposes of this Agreement the respective meanings specified below.

"Agreement" shall mean this Securities Purchase Agreement as it may be amended from time to time.

"Amended Note" shall mean that certain Third Amended and Restated Secured Promissory Note in the original principal amount of $750,000 (the form of which is attached as Exhibit E).

"Board" shall mean the Board of Directors of the Company, as constituted from time to time.

"Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Greene County, Missouri.

"Certificate of Designation" shall mean that certain Second Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock of Decorize, Inc. to be filed with the Secretary of State of Delaware, which designates the rights and preferences of the holders of that series of Preferred Stock, a copy of which is attached as Exhibit F hereto.

"Closing" shall mean the consummation of the purchase and sale of the Securities.

"Closing Date" shall mean June 15, 2005, or such later date on which the conditions set forth in Articles VI and VII hereof have been satisfied or waived.

"Closing Documents" shall mean this Agreement, the stock certificates representing the Shares, the amended and restated certificates representing the Warrants, the Amended Note, the Certificate of Designation, the Registration Rights Agreement and any other document required by this Agreement as a condition to the obligations of Purchasers under this Agreement or executed or delivered by the Company at the Closing.

"Common Stock" shall mean the common stock, $.001 par value, of the Company.

"Company" shall mean Decorize, Inc., a Delaware corporation, and its successors and assigns.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exhibit" is a reference to an exhibit attached to this Agreement.

"Material Adverse Change" shall mean a material and adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and its subsidiaries, taken as a whole, including, without limitation, any such material adverse change exceeding $50,000 in value.

"Note Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Amended Note.

"Quest Warrants" shall mean those certain warrants issuable to Quest hereunder for the purchase of an aggregate 1,807,143 shares of Common Stock, dated the Closing Date (the form

of the certificate for which is attached as Exhibit A), which provides for the issuance of each share of Common Stock thereunder upon the payment of an exercise price of $0.20 per share (adjusted as provided in the Quest Warrants). There shall be two certificates evidencing the Quest Warrants, one of which shall represent Warrants exercisable for an aggregate 1,057,143 Warrant Shares for a period ending two years from the Closing Date, and the other of which shall represent Warrants exercisable for an aggregate 750,000 Warrant Shares for a period ending April 11, 2010.

"Registration Rights Agreement" shall mean that certain Registration Rights Agreement made and entered into as of the Closing Date, by and between the Company and Purchasers (the form of which is attached as Exhibit B).

"Schedule" is a reference to a schedule attached to this Agreement.

"Section" shall mean a section or subsection of this Agreement.

"Securities" shall mean any of the Shares or other securities or instruments purchased and sold under this Agreement, and any shares of capital stock issued or issuable thereunder from time to time.

"Securities Act" shall have the meaning set forth in the recitals hereto.

"Shares" shall mean the aggregate 1,875,000 shares of Common Stock issued and sold by the Company to Purchasers at the Closing in the manner prescribed by this Agreement.

"SRC Warrants" shall mean those certain warrants issuable to SRC hereunder for the purchase of an aggregate 3,000,000 shares of Common Stock, dated the Closing Date (the form of the certificate for which is attached as Exhibit A), which provides for the issuance of each share of Common Stock thereunder upon the payment of an exercise price of $0.20 per share (adjusted as provided in the SRC Warrants). There shall be two certificates evidencing the SRC Warrants, one of which shall represent Warrants exercisable for an aggregate 1,500,000 Warrant Shares for a period ending two years from the Closing Date, and the other of which shall represent Warrants exercisable for an aggregate 1,500,000 Warrant Shares for a period ending April 11, 2010.

"Warrants" shall mean, collectively, the SRC Warrants and the Quest Warrants.

"Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as such number of shares issuable may be adjusted from time to time under the Warrants.

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

2.01 The Shares. The Company has authorized the issuance and sale to Purchasers of an aggregate 1,875,000 shares of Common Stock, 1,250,000 shares of which shall be purchased by

SRC, and 625,000 shares of which shall be purchased by Quest, upon the terms and subject to the conditions described herein.

2.02 The Warrants. The Company has also authorized the delivery to Purchasers of amended and restated certificates evidencing the Warrants, which grant Purchasers the right and option to purchase the Warrant Shares on the terms set forth therein. The SRC Warrants are exercisable for an aggregate 3,000,000 shares of Common Stock, and the Quest Warrants are issuable for an aggregate 1,500,000 shares of Common Stock, subject in each case to adjustment as provided in the Warrants. The Warrants may be exercised in whole or in part as set forth in each Warrant. The number of Warrant Shares subject to each Warrant and the exercise price shall be subject to further adjustment as set forth in this Agreement and as set forth in each Warrant. The Warrants are being issued for the purpose of amending and restating the following warrant certificates: (i) with respect to SRC, those certain two warrant certificates issued on April 11, 2005, exercisable for an aggregate 1,500,000 and 1,500,000 shares of Common Stock, respectively, and (ii) with respect to Quest, those certain two warrant certificates issued on April 11, 2005 exercisable for an aggregate 1,057,143 and 750,000 shares of Common Stock, respectively.

2.03 Adjustment of Conversion Prices for Amended Note and Preferred Stock. The Company has authorized the issuance to Purchaser of the Amended Note in the original aggregate principal amount of Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($750,000.00), for the purpose of reducing the conversion price for the Note Shares to $0.20 per share, as may it be further adjusted in accordance with the terms of the Amended Note. Principal and interest shall be due and payable as provided in the Amended Note. The Company has also agreed to reduce the conversion price for the shares of Common Stock issuable upon conversion of the Preferred Stock to $0.20 per share, effective as of the Closing Date, by filing an amended certificate of designations for the Preferred Stock, in the form of Exhibit F to this Agreement.

2.04 Closing of Purchase and Sale of Shares and Warrants. At the Closing, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase, the Shares and the Warrants for a total purchase price equal to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00). The purchase and sale of the Shares, the filing of the Certificate of Designation and the delivery of the amended Warrants and the Amended Note to Purchasers shall take place by facsimile delivery exchange of signature pages followed by express delivery exchange of the complete Closing Documents on the Closing Date, with the Closing to be held at the offices of Hallett & Perrin, P.C., 2001 Bryan Street, Suite 3900, Dallas, Texas 75201. At the Closing, the Company shall deliver to Purchasers, certificates representing the Shares, the Amended Note and the Warrants against payment of the purchase price, and the Company and Purchasers shall deliver such other agreements, documents and certificates as specified in this Agreement or as may be reasonably requested by each party. The purchase price shall be paid by wire transfer to an account designated by the Company.

2.05 Registration of Warrants. The Company shall maintain a register of the Warrants to record therein the name and address of the registered holders thereof, instructions for notices, and other information for transfers or exchanges of the Warrants. No transfer of a Warrant for less than 100,000 shares shall be valid unless made by the registered holder with the prior written

consent of the Company, which shall not be unreasonably withheld. The registered holder of the Warrants shall be deemed the owner thereof for purposes of this Agreement. Notwithstanding anything in this Section 2.05 to the contrary, the transfer of any Warrant shall also be subject to the restrictions on transfer set forth therein.

2.06 Further Assurances. The Company and Purchasers shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement and to vest more fully Purchasers' ownership of the Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser represents, warrants and covenants, to the Company as follows:

3.01 Authorization. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction. Such Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by such Purchaser will not conflict with any rule, regulation, judgment or agreement applicable to Purchaser.

3.02 Investment Purpose. Such Purchaser was not formed for the purpose of acquiring the Securities. Such Purchaser is purchasing the Securities for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. Such Purchaser understands that it may not be able to sell or otherwise dispose of the Securities, and accordingly it might need to bear the economic risk of this investment indefinitely.

3.03 Reliance On Exemptions. Such Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Such Purchaser agrees to timely make all filings required to be made by it under the Exchange Act or the Securities Act, including without limitation any filings under Section 13 of the Exchange Act, as a result of the transactions described in this Agreement, and such filings shall be true and correct in all material respects and contain no material omissions or misstatements.

3.04 Information. Such Purchaser has been furnished all documents relating to the business, finances and operations of the Company that such Purchaser requested from the Company and has evaluated the risks and merits associated with an investment in the Securities to its satisfaction. Such Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Securities, and such questions have been answered to its satisfaction.

3.05 Governmental Review. Such Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

3.06 Purchaser's Qualifications. Such Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act. Such Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

3.07 Restrictions on Transfer. Such Purchaser covenants and agrees that it shall not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Such Purchaser understands that certificates representing the Shares, the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 promulgated under the Securities Act:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.08 Residence. Such Purchaser is domiciled within the jurisdiction set forth under its name on the signature pages hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company represents and warrants to Purchasers as follows:

4.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change. There has been no amendment of the Company's Certificate of Incorporation or Bylaws that is not reflected in the Company's filings with the Securities and Exchange Commission ("SEC"). The

Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity, other than those reflected in the SEC Documents (as defined below).

4.02 Subsidiaries. Each subsidiary of the Company is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

4.03 Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver the Closing Documents and to perform its obligations under each of the Closing Documents, including without limitation the issuance of the Securities hereunder. All corporate action of the Company required for the execution and delivery of the Closing Documents and the issuance and delivery of the Securities has been duly and effectively taken, and no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Closing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except:

(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights,

(ii) as limited by general principles of equity that restrict the availability of equitable remedies, and

(iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law.

The Shares, when issued at the Closing in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Warrant Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Warrants, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Warrant Shares. The Note Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Amended Warrant, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Note Shares.

4.04 SEC Documents. The Company has filed with the SEC all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by it pursuant to the Securities Act and the Exchange Act. Since June 30, 2004, all SEC Documents required to be filed were timely filed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a

material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated and consolidating financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

4.05 Capitalization. The capitalization of the Company (on a fully diluted basis) is as disclosed in the SEC Documents, except for the Securities to be issued at the Closing. All outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance in all material respects with applicable federal and state laws governing the issuance of securities. Except as disclosed in the SEC Documents, the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) no rights, options, warrants, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock, (iii) no shares of its capital stock reserved for issuance, and (iv) no agreements or other commitments of any nature whatsoever relating to preferential rights or voting rights of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock.

4.06 No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Closing Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company or material contracts or instruments to which the Company or any of its subsidiaries is a party or federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any contract or instrument to which the Company

or any of its subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

4.07 Consents. Other than those that will be obtained before the Closing, no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Closing Document, the issuance and delivery of any of the Securities or any other transactions contemplated by any of the Closing Documents except for (i) the filing of a Form D with the SEC, (ii) filings required under applicable state "blue sky" laws (which shall be duly filed and effective prior to the Closing if so required under such laws), (iii) the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and (iv) an optional current report on Form 8-K to be filed with the SEC.

4.08 No Material Adverse Change. Since the date of the most recent SEC Documents, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice, and there has not been any Material Adverse Change.

4.09 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, (i) that questions the validity of this Agreement or any other Closing Document or the issuance of the Securities, or the right of the Company to enter into this Agreement or any other Closing Document or to consummate the transactions contemplated by any Closing Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company or of any subsidiary.

4.10 The American Stock Exchange. The Common Stock is listed on The American Stock Exchange ("AMEX"), and there are no proceedings to revoke or suspend such listing. The sale of the Securities as contemplated hereby will not result in a violation of the AMEX rules and regulations.

4.11 No Misrepresentation. No representation or warranty by the Company in this Agreement (including any Exhibit or Schedule hereto) and no statements of the Company contained in any document, certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any other Closing Document or in connection with the transactions contemplated by any Closing Document contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective business affairs, assets, properties, prospects, operations or financial condition which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with

respect to the primary issuance of the Company's securities. The Company has delivered true and complete copies of all documents requested by Purchaser.

4.12 No Brokers or Finders. No person or entity has or will have, as a result of any engagement or contractual obligation incurred by the Company, any right, interest or valid claim against Purchasers or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

5.01 Exchange Act Filings. The Company shall file in a timely manner all reports and other documents required to be filed by it under the Exchange Act, and such filings shall be true and correct in all material respects and contain no material omissions or misstatements. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

5.02 Authorized Shares. The Company shall, from and at all times after the Closing that the Warrants remain outstanding, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Warrant Shares underlying the Warrants. The Company shall, from and at all times after the Closing that the Amended Notes remain outstanding, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Note Shares underlying the Amended Notes.

5.03 Removal of Legends. Any legend endorsed on a certificate pursuant to Section 3.07 and any related stop transfer instructions with respect to any Securities shall be removed, and the Company shall within ten (10) Business Days request its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Securities shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made pursuant to Rule 144(k) under the Securities Act.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF PURCHASERS AT THE CLOSING

The obligation of Purchasers to purchase the Shares at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

6.01 Closing Documents. The Company shall have delivered to Purchasers this Agreement, the certificate representing the Shares, the certificates representing the Warrants, the

Amended Note, the Registration Rights Agreement and all other documentation required by this Agreement relating to the transactions contemplated hereby, all duly executed by the Company.

6.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in this Agreement and in any other Closing Document shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

6.03 Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Closing Document.

6.04 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchasers to own an equity interest in the Company.

6.05 Compliance Certificate. The Company shall have delivered to Purchasers a certificate, executed by the President or a Vice President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.02, 6.03 and 6.04.

6.06 Incumbency Certificate. The Company shall have delivered to Purchasers a certificate, executed by the Company's Secretary and dated as of the Closing, certifying as to the authority and signatures of the individuals signing this Agreement and the documents the Company is to deliver to Purchasers at the Closing and the adoption of resolutions authorizing the transactions contemplated by this Agreement, a copy of which shall be attached to such certificate.

6.07 Opinion of Counsel. Purchasers shall have received from Hallett & Perrin, P.C., counsel to the Company, an opinion addressed to Purchasers, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

6.08 Bank of America Guaranty. The Company shall have obtained a release or other document evidencing the termination of the Guaranty executed in favor of BoA, which shall be in form and substance reasonably satisfactory to the Purchasers.

ARTICLE VII
CONDITIONS TO OBLIGATION OF THE COMPANY AT THE CLOSING

The obligation of the Company to sell and issue the Securities to Purchasers at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

7.01 Purchase Price; Closing Documents. Purchasers shall have delivered the purchase price for the Securities to be purchased by Purchasers hereunder. Purchasers shall have delivered to the Company this Agreement and all related documentation required by this Agreement or the transactions contemplated hereby, all duly executed by Purchaser.

7.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by Purchasers in this Agreement shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Purchasers shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

7.03 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchasers to own an equity interest in the Company.

ARTICLE VIII
MISCELLANEOUS

8.01 Waiver. No course of dealing between Purchasers and any other party hereto or any failure or delay on the part of Purchasers in exercising any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver of any rights or remedies of Purchaser. No single or partial exercise of any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

8.02 Survival of Covenants; Successors and Assigns. All representations and warranties of the Company contained in this Agreement, in the Schedules, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for three years after the Closing Date. The parties hereto understand and agree that this Agreement contains obligations, agreements and covenants that are intended to and shall continue after the Closing and except as otherwise provided herein, all covenants, agreements and obligations made herein, in the other Closing Documents and in certificates delivered in connection herewith or on behalf of the Company, shall survive the execution and delivery of this Agreement and shall bind and inure to the benefit

of the Company and its successors and assigns and the holders of the Securities from time to time.

8.03 Notices. Any notice or communication to be given under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as set forth on the signature pages to this Agreement. Any party may change its address for notice by written notice to the other parties hereto. Any notices delivered to a Purchaser under this Agreement must also be delivered to such parties whose address may be set forth under such Purchaser's name on the signature pages to this Agreement.

8.04 Descriptive Headings. The descriptive headings of this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

8.05 **GOVERNING LAW. THIS AGREEMENT, THE WARRANTS, THE OTHER CLOSING DOCUMENTS AND THE OTHER INSTRUMENTS EXECUTED HEREUNDER, ARE PERFORMABLE IN GREENE COUNTY, MISSOURI, AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, UNDER AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.** The parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in Greene County, Missouri for the purpose of any suit, action or other proceeding arising out of or based on this Agreement, the Warrants, the other closing documents and the other instruments executed under this Agreement, or their respective subject matter. Each party, to the extent applicable law permits, waives, and will not assert by way of motion, as a defense or otherwise, in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject personally to the jurisdiction of those courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) any of these agreements and instruments, or their respective subject matter, may not be enforced in or by these courts.

8.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

8.07 Expenses. All expenses, including (without limitation) attorneys' and accountants' fees incurred or to be paid by the Company or Purchasers in connection with the transactions contemplated by this Agreement shall be paid by whichever of them incurred such expenses, as the case may be.

8.08 Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

8.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.10 Changes, Modifications or Waivers. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the Company and Purchasers.

8.11 Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Warrants shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement or the Warrants shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment or termination under this Agreement or the Warrants shall be valid unless evidenced by a writing signed by Purchasers. This Agreement and the other Closing Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Shares or the Warrants. In the event that the terms set forth in this Agreement and in the other Closing Documents conflict, this Agreement shall control. The invalidity, illegality or unenforceability of any provision of this Agreement or the other Closing Documents shall in no way affect the validity, legality or enforceability of any other provision. This Agreement and the other Closing Documents shall be binding upon and inure to the benefit of the Company and Purchasers and their respective successors and assigns.

8.12 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date (a) by mutual written consent of the Company and Purchaser; or (b) by either the Company or Purchasers if the transactions contemplated hereby shall not have been consummated on or before the close of business on June 30, 2005. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

THE COMPANY:

DECORIZE, INC.,
a Delaware corporation

By: /s/ Steve Crowder
Name: Steve Crowder
Title: President and Chief Executive Officer
Address: 1938 East Phelps
Springfield, Missouri 65802

PURCHASERS:

SRC HOLDINGS CORPORATION,
a Missouri corporation

By: /s/ John P. Stack
Name: John P. Stack
Title: CEO
Address: 3140 East Division
Springfield, Missouri 65802

Copy to: General Counsel
3140 East Division Street
Springfield, MO 65802

QUEST CAPITAL ALLIANCE, L.L.C.,
a Missouri limited liability company

By: /s/ Steve W. Fox
Name: Steve W. Fox
Title: General Manager
Address: 3140 East Division
Springfield, Missouri 65802

EXHIBIT LIST

Exhibit A:	Form of Warrant
Exhibit B:	Registration Rights Agreement
Exhibit C:	Schedule of Exceptions
Exhibit D:	Form of Opinion of Hallett & Perrin, P.C.
Exhibit E:	Third Amended and Restated Secured Promissory Note
Exhibit F:	Second Amended and Restated Certificate of Designation